Exhibit 3.3

AMENDED AND RESTATED BYLAWS
OF
EMPIRE PETROLEUM CORPORATION
(A Delaware Corporation)

ARTICLE I
OFFICES

Section 1.              Empire Petroleum Corporation (the “Corporation”) shall have and maintain within the State of Delaware a registered office fixed in the Certificate of Incorporation of the Corporation, as amended, including by a certificate of designation (the “Certificate of Incorporation”), or at such place as may be designated by the Board of Directors (also referred to herein as the “Board”).

Section 2.              The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.             All meetings of stockholders for the election of directors shall be held at such place, within or without the State of Delaware, or by means of remote communication, as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in duly executed waiver of notice thereof.

Section 2.              Annual meetings of stockholders shall be held on such date and at such time as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.              Special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4.              Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by:

(a)           either Co-Chairman (as defined in Article IV Section 1), the President or the Board of Directors; or

(b)          by the Secretary (as defined in Article VIII Section 9), following the receipt of one or more written requests to call a special meeting of the stockholders in accordance with, and subject to, this Article II from stockholders of record who own, in the aggregate, at least 20% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Section 5.              A request shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and setting forth:

(a)           a brief description of each matter of business desired to be brought before the special meeting;

(b)           the reasons for conducting such business at the special meeting;

(c)           the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); and

(d)          the information required in Article II Section 10 of these bylaws (for stockholder nomination requests) or Article II Section 11 of these bylaws (for all other stockholder proposal requests), as applicable.

Section 6.            Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting other matters to the stockholders at any special meeting requested by stockholders.

Section 7.              A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not less than 30 days nor more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(a)           the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) a Similar Item (defined in Article II, Section 7(c));

(b)           the stated business to be brought before the special meeting is not a proper subject for stockholder action under the Certificate of Incorporation, the bylaws or applicable law;

(c)           an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Article II Section 7, all matters relating to the nomination, election or removal of directors, changing the size of the Board of Directors or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall all be considered Similar Items to each other, regardless of specific terms); or

(d)          the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 8.              Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, first class postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 9.              At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Corporation’s annual meeting proxy statement, to be properly brought before an annual meeting, nominations or such other business must be:

(a)           specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(b)          otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(c)          otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Article II Section 9.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to this Article II Section 9, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Article II Section 9, in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Article II Section 9, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Section 10.          For the nomination of any person or persons for election to the Board of Directors pursuant to Article II Section 9(c) or Article II Section 12, a Proposing Stockholder’s notice to the Secretary shall set forth or include:

(a)           the name, age, business address, and residence address of each nominee proposed in such notice;

(b)          the principal occupation or employment of each such nominee;

(c)           the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(d)          such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(e)           a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(i)              consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected,

(ii)            intends to serve as a director for the full term for which such person is standing for election, and

(iii)          makes the following representations: (1) that the director nominee has read and agrees to adhere to any of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(f)            as to the Proposing Stockholder:

(i)              the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(ii)              the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(iii)              a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(iv)           a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(v)             a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

(vi)           a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the Corporation’s principal executive offices no later than five business days after the request by the Corporation for subsequent information has been delivered to the Proposing Stockholder.

Section 11.           For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(a)           a brief description of the business desired to be brought before the annual meeting;

(b)          the reasons for conducting such business at the annual meeting;

(c)           the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment);

(d)           any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(e)           any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(f)            a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(g)           the information required by Article II Section 10(f) above.

Section 12.            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(a)           by or at the direction of the Board of Directors or any committee thereof; or

(b)           provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Article II Section 12(b) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Article II Section 12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Article II Section 10 to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

Section 13.           Only such persons who are nominated in accordance with the procedures set forth in this Article II shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Article II, as applicable. If any proposed nomination was not made or proposed in compliance with this Article II, as applicable, or other business was not made or proposed in compliance with this Article II, then except as otherwise required by law, such nomination shall be disregarded and such proposed other business shall not be transacted unless otherwise approved by the Board of Directors. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Article II does not provide the information required under this Article II to the Corporation, including the updated information required by Article II Section 10(f)(ii), Article II Section 10(f)(iii), and Article II Section 10(f)(iv) within five business days after the record date for such meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

Section 14.            This Article II shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 15.           In addition to the requisite approval of the Board of Directors, the following actions must be approved by the stockholders holding 80% of the issued and outstanding Common Stock of the Corporation and Preferred Stock with voting rights, if any, voting together as a single class (a “Supermajority Shareholder Vote”):

(a)           Fundamental Transactions. (i) a transaction in which any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation’s then outstanding voting securities; (ii) a merger or consolidation in which the Corporation is a party and in which the equityholders of the Corporation before such merger or consolidation do not retain, directly or indirectly, at a least majority of the beneficial interest in the voting equity interests of the entity that survives or results from such merger or consolidation; or (iii) a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets either to a single or multiple buyers thereof, other than in the ordinary course of business. Notwithstanding the foregoing, in no event shall the acquisition of voting securities by one or more Persons (even if such offering represents 50% or more of the total voting power represented by the Corporation’s then outstanding voting securities) in a public offering require a Supermajority Shareholder Vote; or

(b)           Transfer or Encumber Subsidiary Assets. Except as set forth below, any transaction (or series of transactions) or intended action or course of conduct taken after the enactment of these bylaws to sell, transfer, assign, lien, pledge, collateralize, encumber and/or otherwise leverage the assets or any portion of the Corporation’s equity ownership of Empire New Mexico LLC, d/b/a Green Tree New Mexico, LLC and Green Tree New

Mexico (“Green Tree”) and/or any of the assets of Green Tree shall require a Supermajority Shareholder Vote; provided however, that none of the following require a Supermajority Shareholder Vote:

(i)              Changing Green Tree’s name in any jurisdiction.

(ii)            Any action to modify the corporate structure of Green Tree and/or distribute Green Tree’s equity to the shareholders of the Corporation or any similar transaction in the nature of a “spin off” (transaction as ultimately structured referred to herein as the “Green Tree Spin Off”) may be authorized by a simple majority vote of the directors of the Board. For the avoidance of doubt, for the Green Tree Spin Off to be excluded from a Supermajority Shareholder Vote the terms and conditions of the Green Tree Spin Off shall require that all holders of stock options, restricted stock or other awards issued under incentive plans of the Corporation, as well as all holders of convertible securities of the Corporation, including without limitation convertible notes and warrants, which are outstanding at the time of the Green Tree Spin Off (collectively, “Existing Equity Interests”) shall (to the extent legally practicable taking into consideration the ultimate structure of the entity and the Green Tree Spin Off with all such adjustments, if any, being consistently applied to all Existing Equity Interests) receive substantially similar securities of equivalent ownership percentage and rights in the new entity as part of the Green Tree Spin Off. From the date these bylaws are enacted until the Green Tree Spin Off is complete no equity interest in the Corporation, including common stock, stock options, restricted stock, other awards issued under incentive plans of the Corporation, or convertible securities of the Corporation (other than any Award issued under the Corporation’s 2021 Stock and Incentive Compensation Plan) may be issued without the unanimous consent of the Board; or

(iii)          Any action, intended action, course of conduct, transaction or series of transactions that has been previously authorized by the unanimous approval of all six directors of the Board.

ARTICLE III
QUORUM AND VOTING OF STOCK

Section 1.             The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or the bylaws. The chair of the meeting or stockholders present in person or represented by proxy shall have power, whether a quorum is present or not, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of the adjourned meeting shall be given when required by law.

Section 2.              If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the Certificate of Incorporation or the express provisions of these bylaws, including Article II Section 14 and Article III Section 4.

Section 3.              Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder for all matters on which Common Stock shall be authorized to vote. Voting by any Preferred Stock shall be in accordance with the terms of the applicable certificate of designation relating to the issuance of such Preferred Stock. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

Section 4.              Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. For so long as the Series A Voting Preferred Stock (as defined in the applicable certificate of designation) is outstanding, three (3) directors (each a “Series A Director” and collectively the “Series A Directors”) of the six (6) directors of the Board (as provided for in Article IV Section 1, of these Bylaws) shall be elected exclusively by the holders of the Series A Voting Preferred Stock voting as a separate class. The other three (3) directors (each a “Common Director” and collectively the “Common Directors”) shall be elected by the holders of the Common Stock together with any Preferred Stock that is granted the right to vote on Common Directors voting as a single class. If the holders of shares of Common Stock (and Preferred Stock, if applicable) or Series A Voting Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, then any directorship not so filled shall remain vacant until such time as the holders of the Common Stock (and Preferred Stock, if applicable) or Series A Voting Preferred Stock, as the case may be, elect a person to fill such directorship by vote following the provisions of this Article III Section 4; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. If the Series A Voting Preferred Stock is not outstanding, then the six (6) directors on the Board of Directors shall all be designated Common Directors. Any person appointed or elected to the Board must meet minimum criteria for service on the Board under applicable guidelines of the Corporation, U.S. securities laws and the rules and regulations of the stock exchange on which the Common Stock is then traded, as determined in the reasonable discretion of the Board, and shall follow all applicable policies and procedures of the Corporation.

Section 5.              The Board of Directors in advance of any stockholders’ meeting may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and, on the request of any stockholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 6.              Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, subject to the terms of the applicable certificate of designation, stockholders may only submit actions by written consent two times in any calendar year. There shall be no limit on the number of matters/actions that may be authorized within the two authorized written consents in any calendar year provided only two may be submitted within a calendar year. Notice of taking such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing. All other actions required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders of Corporation and may not be taken by written consent of the stockholders.

Section 7.              Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be a document executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction (including any electronic transmission) of the proxy authorized by this Article III Section 7 may be substituted for or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original document. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 8.              The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, shall be run by the Co-Chairmen. The Common Co-Chairman shall have lead focus regarding any nominations or audits of the Corporation and the Series A Co-Chairman shall have lead focus regarding operations of the Corporation. In the absence of a Co-Chairman, the other Co-Chairman shall preside over the meeting, or in his or her absence or inability to act, the

President, or, in his or her absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)  the establishment of an agenda or order of business for the meeting;

(b)  the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)  rules and procedures for maintaining order at the meeting and the safety of those present;

(d)  limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e)  restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f)  limitations on the time allotted to questions or comments by participants.

ARTICLE IV
DIRECTORS

Section 1.              The Board of Directors shall consist of six (6) directors. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal. The Board of Directors shall annually elect two of its members to serve as co-chairs of the Board (each a “Co-Chairman”) and shall fill any vacancy in the position of Co-Chair of the Board at such time and in such manner as the Board of Directors shall determine, subject to the provisions of these bylaws. One Co-Chair of the Board shall be elected by and from the Common Directors (the “Common Co-Chairman”) and the other Co-Chairman shall be elected from the Series A Directors (the “Series A Co-Chairman”).

Section 2.             Directors need not be residents of the State of Delaware nor stockholders of the Corporation. The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders held for that purpose. The term of office of each of the directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

Section 3.             Except as prohibited by applicable law or the Certificate of Incorporation, any director may be removed without cause but only by the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors voting exclusively.

Section 4.            Except as set forth in the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled (a) for Common Director seats, solely by the affirmative votes of a majority of the remaining Common Directors, although less than a quorum, or if no Common Directors are sitting then by majority of the remaining Common Directors, or (b) for Series A Director seats, solely by the affirmative votes of a majority of the remaining Series A Directors or, if no Series A Directors are sitting, then by majority vote of the holders of Series A Voting Preferred Stock. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

Section 5.             The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 6.              The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware, at such place or places as they may from time to time determine.

Section 7.              The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

CO-CHAIRMAN

Section 8.              The Co-Chairmen shall exercise such authority and control over the affairs of the Corporation, subject to the control of the Board of Directors, as are implied by the position of Co-Chairman of the Board. The Common Co-Chairman shall have lead focus regarding any nominations or audits of the Corporation and the Series A Co-Chairman shall have lead focus regarding operations of the Corporation. Any decision to be made by the chair of the meeting shall be determined by vote of the Co-Chairmen. The Co-Chairmen shall perform such other duties as may be assigned to each of them by the Board of Directors.

LEAD INDEPENDENT DIRECTOR

Section 9.              In the event both Co-Chairman are not an independent director, a majority of the independent directors shall designate a Lead Independent Director. The Lead Independent Director will preside over periodic meetings of the independent directors, serve as a liaison between the Co-Chairmen and the independent directors and perform such additional duties as the Board of Directors might otherwise determine and delegate.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.              Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at such places as the Board may from time to time determine.

Section 2.              Regular meetings of the Board of Directors may be held without notice at such time as the Board may from time to time determine. Special meetings of the Board of Directors may be called by a Co-Chairman or the President on at 3 business days’ notice to each director, either personally, by mail or by facsimile or telegram; special meetings shall be called by either a Co-Chairman, the President or the Secretary, in like manner and on like notice, on the written request of a majority of the Board of Directors.

Section 3.              Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.              A majority of the Board of Directors entitled to vote on an issue shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law, by the Certificate of Incorporation or specific provisions of these bylaws. The vote of a majority of the directors present at any meeting and entitled to vote at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law, the Certificate of Incorporation or any other provision of these bylaws, including Article II, Section 15. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the case of any tie vote or deadlock of (a) the Board of Directors, and/or (b) the Common Co-Chairman and Series A Co-Chairman, the Series A Co-Chairman of the Board shall have the deciding, tiebreaking vote.

Section 5.              Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, that are entitled to vote consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 6.              Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE VI
COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.              The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an executive committee and other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

ARTICLE VII
NOTICES

Section 1.             Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with first class postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or telegram.

Section 2.              Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in any written waiver of notice.

ARTICLE VIII
OFFICERS

Section 1.              The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Treasurer and a Secretary. The Board of Directors may also appoint one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may determine.

Section 2.              The Board of Directors, at its first meeting after each annual meeting of stockholders, shall appoint the Co-Chairmen, a President, a Treasurer and a Secretary, and neither the President, Treasurer nor Secretary need to be a member of the Board. Any two or more offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

Section 3.              The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.               The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.              The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may resign his office at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.              In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

PRESIDENT

Section 7.              The President shall exercise such authority and control over the affairs of the Corporation, subject to the control of the Board of Directors and the Co-Chairmen, as are implied by the position of President. In the absence of the Co-Chairmen, the President shall preside at all meetings of the Board of Directors and stockholders of the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the Co-Chairmen, under whose supervision he shall be.

THE VICE PRESIDENTS

Section 8.              If there shall be appointed a Vice President, or Vice Presidents, the Vice Presidents, in the order determined by the Board of Directors shall, in the absence or disability of both Co-Chairmen and the President, perform the duties and exercise the powers of the Co-Chairmen and the President and shall perform such duties and have such other powers as may be prescribed by the Board of Directors, a Co-Chairman or the President, under whose supervision he or they shall be.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.              The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, a Co-Chairman or the President, under whose supervision he shall be. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. In the absence of the Secretary, the chair of the meeting shall appoint another officer to record such proceedings. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 10.            The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors.

Section 12.            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Co-Chairmen and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 13.            If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 14.            The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IX
INDEMNIFICATION

Section 1.              Except as otherwise provided in the Corporation’s Certificate of Formation, the Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification right than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding

(or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors. The Corporation may also, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article V of the Certificate of Incorporation with respect to the indemnification and advancement of expenses to directors and officers of the Corporation.

Section 2.              The Corporation shall pay the expenses (including attorneys’ fees) actually incurred by a director or officer of the Corporation in defending any Proceeding in advance of its final disposition, provided, however, that if the Delaware General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, then payment shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX Section 2 or otherwise.

Section 3.              The rights conferred on any person by this Article IX will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

Section 4.             The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.             The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

Section 6.             Any amendment, repeal, or modification of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X
CERTIFICATE FOR SHARES

Section 1.              Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Each such certificate shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the President and by the Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 2.              The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

Section 3.              The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.              Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

FIXED RECORD DATE

Section 5.              For the purposes of determining stockholders entitled to notice of or to vote at any meeting or stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of any meeting nor more than 60 days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business 5 days after such notice is given or waived, whichever is earlier.

REGISTERED STOCKHOLDERS

Section 6.              The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

LIST OF STOCKHOLDERS

Section 7.              A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request there at or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

ARTICLE XI
GENERAL PROVISIONS

FORUM FOR ADJUDICATION OF DISPUTES

Section 1.              Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(a)            any derivative action or proceeding brought on behalf of the Corporation;

(b)           any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders;

(c)            any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these bylaws; or

(d)            any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article XI Section 1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XI Section 1 (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI Section 1.

DIVIDENDS

Section 2.              Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the Certificate of Incorporation.

Section 3.              Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 4.              All check or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 5.              The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 6.              The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS

Section 1.              In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware but subject to the limitations contained in the Certificate of Incorporation (including any certificate of designation), the Board of Directors shall have the power to adopt, amend, alter or repeal the bylaws of the Corporation. Any adoption, amendment, alteration or repeal of the bylaws of the Corporation by the Board of Directors will require the approval of a majority vote of the total number of directors that the Corporation would have if there were no vacancies.

Section 2.              Subject to the limitations contained in the Certificate of Incorporation (including any certificate of designation), the stockholders also will have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Amended and Restated Certificate of Incorporation (including, if entitled to vote, any Preferred Stock issued pursuant to a certificate of designation), the affirmative vote of the holders of at least 65% of the Common Stock of the Corporation and/or Preferred Stock with voting rights, if any, voting together as a single class, will be required to adopt, amend or repeal any provision of the bylaws of the Corporation; provided, further, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.